Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 22, 2006 relating to the consolidated financial statements of Entone Technologies, Inc., and subsidiaries, appearing in the Current Report on Form 8-K/A of Harmonic Inc. filed on February 22, 2007, and to the reference to us under the heading “Experts” in this prospectus, which is part of such Registration Statement.
/s/Deloitte & Touche LLP
San Jose, California
March 26, 2007